Exhibit 10.1
Amendment No. 3
to
Note Purchase Agreement
dated as of September 30, 2003
As of October 13, 2006
To each of the Persons listed in the Attached Schedule 1
(each, a “Current Noteholder”)
Ladies and Gentlemen:
     Crawford & Company, a Georgia corporation (together with its successors and assigns, the “Company”) and Crawford & Company International, Inc., a Georgia corporation (together with its successors and assigns, the “Co-Obligor” and together with the Company, the “Obligors”) jointly and severally agree with you as follows:
1.	NOTE ISSUANCE, ETC.
     (a) The Obligors jointly and severally issued and sold $50,000,000 aggregate principal amount of their joint and several 6.08% Senior Guarantied Notes due October 10, 2010 (the “Notes”), pursuant to that certain Note Purchase Agreement dated as of September 30, 2003 by and among the Obligors and each of the persons listed in Schedule A attached thereto, as amended by that certain Waiver and Amendment to Note Purchase Agreement, dated as of September 30, 2005, by and among the Obligors and each of the persons listed in Schedule 1 attached thereto, and as further amended by that certain Waiver and Amendment No. 2 to Note Purchase Agreement, dated as of June 16, 2006, by and among the Obligors and each of the persons listed in Schedule 1 attached thereto (prior to the amendment effected hereby, the “Existing Agreement” and, immediately after giving effect to such amendment, and as may be further amended, restated or otherwise modified from time to time, the “Amended Agreement”).
     (b) The register for the registration and transfer of the Notes indicates that the Current Noteholders are currently the holders of the entire outstanding principal amount of the Notes.
2.	DEFINED TERMS.
     Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Amended Agreement.

3.	AMENDMENT.
     Subject to Section 5, the Existing Agreement is amended in the manner set forth below (the “Amendment”):
     (a) Amendment to Schedule B of the Existing Agreement. Schedule B of the Existing Agreement is hereby amended as follows:
     (i) The definition of “Permitted Acquisitions” is hereby amended and restated in its entirety as follows:
     ““Permitted Acquisitions” means any Acquisition so long as
     (a) at the time of such Acquisition, no Default or Event of Default is in existence;
     (b) such Acquisition has been approved or recommended by the board of directors of the Person being acquired; and
     (c)
     (i) with respect to an Acquisition consummated during the period from August 1, 2006 through and including July 31, 2007, the Total Acquisition Consideration of such Acquisition, when aggregated with the Total Acquisition Consideration of all Acquisitions consummated by the Company and the Consolidated Subsidiaries during such period, does not exceed $25,000,000;
     (ii) with respect to an Acquisition consummated during the period from August 1, 2007 through and including July 31, 2008, the Total Acquisition Consideration of such Acquisition, when aggregated with the Total Acquisition Consideration of all Acquisitions consummated by the Company and the Consolidated Subsidiaries during such period, does not exceed 10% of Consolidated Net Worth determined as of the last day of the then most recently ended fiscal quarter of the Company; and
     (iii) with respect to an Acquisition consummated before August 1, 2006 or after July 31, 2008, the Total Acquisition Consideration of such Acquisition, when aggregated with the Total Acquisition Consideration of all Acquisitions consummated by the Company and the Consolidated Subsidiaries during the preceding 12 month period, does not exceed 10% of Consolidated Net Worth determined as of the last day of the then most recently ended fiscal quarter of the Company.”
4.	WARRANTIES AND REPRESENTATIONS.
     To induce the Current Noteholders to enter into this Amendment No. 3, the Obligors warrant and represent as follows (it being agreed, however, that nothing in this Section 4 shall

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affect any of the warranties and representations previously made by the Obligors in or pursuant to the Existing Agreement, and that all of such other warranties and representations, as well as the warranties and representations in this Section 4, shall survive the effectiveness of the Amendment):
4.1.	Organization; Power and Authority.
     Each Obligor is duly organized, validly existing and in good standing under the laws of Georgia, and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to execute and deliver this Amendment No. 3 and to perform the provisions hereof.
4.2.	Authorization, etc.
     This Amendment No. 3 has been duly authorized by all necessary corporate action on the part of each Obligor and constitutes a legal, valid and binding obligation of each Obligor enforceable against each Obligor, jointly and severally, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.3.	Compliance with Laws, Other Instruments, etc.
     The execution, delivery and performance by the Obligors of this Amendment No. 3 will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Obligors or any Subsidiary of the Company under, any applicable indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other applicable agreement or instrument to which the Company, the Co-Obligor or any Subsidiary of the Company, or any of their respective properties, may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Obligors or any Subsidiary of the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Obligors or any Subsidiary of the Company.
4.4.	Disclosure of Defaults.
     After giving effect to this Amendment No. 3, no event will have occurred and no condition will exist which would constitute a Default or an Event of Default under the Amended Agreement.

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4.5.	Full Disclosure.
     Neither the financial statements and other certificates previously provided to the Current Noteholders pursuant to the provisions of the Existing Agreement nor the statements made in this Amendment No. 3 nor any other written statements furnished by or on behalf of the Obligors to the Current Noteholders in connection with the proposal and negotiation hereof, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading.
4.6.	No Material Adverse Change.
     Since December 31, 2005, there has been no change in the financial condition, operations, business, properties or prospects of the Obligors or any Subsidiary of the Company except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.	EFFECTIVENESS OF AMENDMENT.
     This Amendment No. 3 shall become effective as of October 13, 2006 (the “Effective Date”), provided that
     (i) the Company and the Required Holders shall have indicated their written consent hereto by executing and delivering to each other counterparts hereof; and
     (ii) each Current Noteholder shall have received a fully executed copy of that certain Amendment No. 3 to First Amended and Restated Credit Agreement, dated as of September 21, 2006, among the Obligors, the lenders party thereto, and SunTrust Bank, as Administrative Agent.
6.	EXPENSES
     Whether or not this Amendment No. 3 becomes effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating to this Amendment No. 3, including, but not limited to, (a) the cost of reproducing this Amendment No. 3 and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Current Noteholders’ special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment No. 3. Nothing in this Section 6 shall be construed to limit the Company’s obligations under Section 15.1 of the Existing Agreement.
7.	MISCELLANEOUS.
7.1.	Effect of this Amendment No. 3.
     Except as expressly provided herein:
     (a) no terms and provisions of any agreement are modified or changed by this Amendment No. 3;

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     (b) the terms and provisions of the Existing Agreement and the Notes shall continue in full force and effect; and
     (c) each Obligor hereby acknowledges and reaffirms all of its obligations and duties under the Amended Agreement and the Notes, and by its signature on the Acknowledgment page hereto, each Guarantor hereby acknowledges and reaffirms all of its obligations and duties under the Guaranty Agreement.
7.2.	Governing Law.
     This Amendment No. 3 shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
7.3.	Duplicate Originals; Effectiveness.
     Two or more duplicate originals of this Amendment No. 3 may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment No. 3 may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.
7.4.	Section Headings.
     The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment No. 3 and shall not affect the construction hereof.
7.5.	Entire Agreement.
     This Amendment No. 3 constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.
[Remainder of page intentionally left blank; next page is signature page.]

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 3 to be duly executed and delivered by their respective duly authorized officers.

CRAWFORD & COMPANY

By: /s/ Joseph R. Caporaso
Name: Joseph R. Caporaso
Title: Senior Vice President & Treasurer

CRAWFORD & COMPANY
INTERNATIONAL, INC.

By:_/s/ Joseph R. Caporaso
Name: Joseph R. Caporaso
Title: Vice President & Treasurer

Schedule 1-1

CURRENT NOTEHOLDERS:
The foregoing is hereby agreed to as of the date thereof.
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: /s/ Billy Greer
Name: Billy B. Greer
Title: Vice President
PRUCO LIFE INSURANCE COMPANY
By: /s/ Billy Greer
Name: Billy b. Greer
Title: Assistant Vice President
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
By: /s/ Billy Greer
Name: Billy B. Greer
Title: Assistant Vice President

RGA REINSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Billy Greer
Name: Billy B. Greer
Title: Vice President

RELIASTAR LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Billy Greer
Name: Billy B. Greer
Title: Vice President

Schedule 1-2

Acknowledgment Page
Each of the undersigned consents to the execution and delivery of this Amendment No. 3 by the Obligors and reaffirms its obligations under the Guaranty Agreement:
CALESCO, INC.
CRAWFORD & COMPANY OF NEW YORK, INC.
CRAWFORD LEASING SERVICES, INC.
RISK SCIENCES GROUP, INC.
THE PRISM NETWORK, INC.
CRAWFORD & COMPANY HEALTHCARE
     MANAGEMENT, INC.
QIRRA CUSTOM SOFTWARE, INC.
BROCKLEHURST MILLER, INC.
BROCKLEHURST, INC.
By: /s/ Joseph R. Caporaso
Name: Joseph R. Caporaso
Title: Treasurer
THE GARDEN CITY GROUP, INC.
By: /s/ Joseph R. Caporaso
Name: Joseph R. Caporaso
Title: Treasurer

CRAWFORD & COMPANY L.P.
By:	Crawford & Company, its General Partner

By: /s/ Joseph R. Caporaso
Name: Joseph R. Caporaso
Title: Senior Vice President & Treasurer

Schedule 1-3

CRAWFORD & COMPANY EMPLOYMENT
      SERVICES, INC.
By: /s/ Matt C. Wilkinson
Name: Matt C. Wilkinson
Title: President

Schedule 1-4

CRAWFORD & COMPANY OF FLORIDA
By: /s/ Konda Carr
Name: Konda Carr
Title: Secretary

Schedule 1-5

CRAWFORD & COMPANY OF ILLINOIS
By: /s/ Joseph P. Rainey
Name: Joseph P. Rainey
Title: President

Schedule 1-6

CRAWFORD & COMPANY OF CALIFORNIA
By: /s/ Jeffrey B. Van Fleet
Name: Jeffrey B. Van Fleet
Title: President

Schedule 1-7

CRAWFORD HEALTHCARE MANAGEMENT
          OF NORFOLK AND BALTIMORE, INC.
By: /s/ William L. Beach
Name: William L. Beach
Title: Vice President & Secretary

Schedule 1-8

CRAWFORD INVESTIGATION SERVICES, INC.
By: /s/ Lester Rogers
Name: Lester Rogers
Title: President

Schedule 1-9